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                                                                 EXHIBIT (10)(T)

                             FIRST AMENDMENT TO THE
                          FIRST BANCORPORATION OF OHIO
                  EXECUTIVE POST-RETIREMENT DEATH BENEFIT PLAN

         First Bancorporation of Ohio (the "Company") hereby adopts this First Amendment to the First Bancorporation of Ohio Executive Post-Retirement Death Benefit Plan, effective as of February 1,
1993.

                                R E C I T A L S:

         A.  The Company adopted the First Bancorporation of Ohio
Executive Post-Retirement Death Benefit Plan (the "Plan") effective as of February 1, 1993.

         B. Section 7.04 of the Plan provides that the Company may amend the Plan at any time and from time to time.

         C. The Company desires to amend the Plan to revise the amount of the death benefit that certain Members may receive under the Plan.

         IN CONSIDERATION OF THE FOREGOING, the Company hereby amends the Plan, effective as of February 1, 1993, as follows:

         1. Except as otherwise expressly provided, capitalized terms used in this Amendment shall have the same meanings as those ascribed to them in the Plan.

         2. Section 3.01 of the Plan is amended in its entirety to read as follows:

                 SECTION 3.01  Upon the death of a Member on or
         after his Retirement Date, the Company will pay to the Member's Beneficiary a death benefit in an amount equal to:

                 (a) In the case of a Member whose Retirement Date preceded the Effective Date of this Plan, the Member's Annual Base Salary in effect as of such Member's Retirement Date, reduced by the total amount of the death benefit, if any, paid on account of the Member's death under the First Bancorporation of Ohio and Subsidiaries Group Post-Retirement Life Insurance Plan; and

                 (b) In the case of a Member whose Retirement Date is on or after the Effective Date of this Plan, the average of the Member's Annual Base Salary for the two (2) calendar years during the Member's employment with the Employer in which the Member's Annual Base Salary is the highest, regardless of whether such years are consecutive, reduced by the total amount of the death benefit, if any, paid on account of the Member's death under the First






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                 Bancorporation of Ohio and Subsidiaries Group Post-
                 Retirement Life Insurance Plan.

         If a Member dies prior to his Retirement Date, then no Death Benefit will be payable under this Plan to the Member's
         Beneficiary.

         3. Except as expressly provided in this Amendment, the remaining terms and conditions of the Plan shall remain in full force and effect.

                 IN WITNESS WHEREOF, First Bancorporation of Ohio has caused this Plan to be duly executed and adopted this ____ day of April, 1993.

                                                    First Bancorporation of Ohio


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
Attest:/s/ Terry E. Patton                             By:/s/ Howard L. Flood
       ---------------------------                        -----------------------------
         Secretary
                                                       Its: President & Chief
                                                            Executive Officer
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